Exhibit 10.5

EXECUTION COPY

February 25, 2003

KKR Millennium Fund L.P.

9 West 57th Street

New York, NY  10019

Gentlemen:

Reference is made to the Agreement of Limited Partnership of International Transmission Holdings Limited Partnership (the “Partnership”), dated as of February 25, 2003 (the “LP Agreement”), among Ironhill Transmission, LLC, a Michigan limited liability company, as general partner, and those persons listed as limited partners on Schedule A attached thereto, who are signatories to the LP Agreement (each such persons, a “Limited Partner”).  Capitalized terms used but not defined herein have the meanings given to them in the LP Agreement.

The undersigned, which include entities which are not parties to the LP Agreement, each hereby acknowledges and agrees that, for so long as the LP Agreement remains in full force and effect, KKR Millennium Fund L.P., a Delaware limited partnership (the “Fund”) shall have, consistent with the terms of the LP Agreement, the following rights:

(i) the right to inspect and copy the books and records of Holding Company and Operating Company, at such times as the Fund shall reasonably request;

(ii) the right to meet with the appropriate officers and/or directors of Holding Company, Operating Company and the Partnership, respectively, periodically and at such times as reasonably requested by the Fund with respect to matters relating to the business and affairs of Holding Company, Operating Company and the Partnership; and

(iii) the rights to (x) receive the same prior written notice of all meetings of the board of directors of Holding Company and Operating Company as that afforded to the directors thereof, (y) designate one non-voting observer who will be entitled to meet periodically and at such times as reasonably requested by the Fund with the General Partner, and to attend all meetings of the board of directors of Holding Company and Operating Company, and (z) receive copies of information provided to directors of Holding Company and Operating Company (including, without limitation, books and records and financial statements), as if the Fund were a director thereof; provided, however, that such representative shall have no right to vote at any such board meeting and his or her attendance at any such board meeting shall not in any way affect any quorum requirements.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Michigan and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP

By:	IRONHILL TRANSMISSION, LLC, its General Partner

By:
Name:	Lewis Eisenberg Manager
Title:

ITC HOLDINGS CORP., a Michigan corporation

By:
Name:
Title:

INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation

By:
Name:
Title:

Acknowledged and Agreed as of the date first above written:

KKR MILLENNIUM FUND L.P.

By:	KKR ASSOCIATES MILLENNIUM L.P., its General Partner

By: KKR MILLENNIUM GP LLC, its General Partner

By:
Member